UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 20, 2007

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 20, 2007, Duckwall-ALCO Stores, Inc. (the “Company”) desired to make the following statement to help aid the public:

"The SG&A tables appearing on pages 9 and 10 of the Company’s fiscal 2008 third quarter 10-Q filing were intended to communicate and accomplish two objectives.

First, they were intended to explain that the majority of the year-over-year incremental increases in SG&A costs were associated with the identified initiatives. These identified initiatives included costs for such items as: new store development, organic growth, turnaround plan and regulatory compliance.

Secondly, the tables were intended to demonstrate that the Company’s SG&A, excluding initiative costs, improved during the third quarter and have slightly increased year to date. This, in management’s opinion, demonstrates SG&A costs are being appropriately managed.

It has come to the Company’s attention that readers are attempting to calculate direct incremental annualized costs associated with the development of new stores by annualizing period to date information from the SG&A tables, rather than annualizing the variance column from the SG&A tables. Annualizing the period to date information from the SG&A tables is an improper use of the presented information."

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: December 20, 2007	By:	/s/ Donny R. Johnson
Donny R. Johnson
Senior Vice President - Chief Financial Officer